EXHIBIT 99.1


                         CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350
                     AS ADOPTED PURSUANT TO SECTON 906
                     OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bion Environmental Technologies, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Interim Chief Financial Officer of the Company certifies, that to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, except that the financial statements included herein have not been reviewed by the Company's auditors (see Part II, Item 5); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Mark A. Smith
---------------------------------
Mark A. Smith
Chief Executive Officer and
Interim Chief Financial Officer
May 1, 2003



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bion Environmental Technologies, Inc. and will be retained by Bion Environmental Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.